Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Savings Plan of McDonnell Douglas Corporation - Component Plan of our reports (a) dated January 22, 1997, with respect to the consolidated financial statements of McDonnell Douglas Corporation and consolidated subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and related financial statement schedules included therein, filed with the Securities and Exchange Commission and (b) dated March 1, 1996, with respect to the financial statements of the Employee Savings Plan of McDonnell Douglas Corporation - Component Plan and the financial statements and schedules of the McDonnell Douglas Corporation - Master Savings Trust included in the Annual Report (Form 11-K) of the Employee Savings Plan of McDonnell Douglas Corporation - Component Plan for the fiscal year ended November 26, 1995, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP
                                                    ---------------------
                                                    Ernst & Young LLP

St. Louis, Missouri
April 29, 1997